QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2003, with respect to the consolidated financial statements of EXE Technologies, Inc. and subsidiaries included in Amendment No. 10 to the Registration Statement (Form S-1 No. 333-116156) and related Prospectus of SSA Global Technologies, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Dallas, Texas
May 6, 2005

QuickLinks

  Exhibit 23.7
Consent of Independent Registered Public Accounting Firm